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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb Company's Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2004

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM